UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	SNNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.03 Bankruptcy or Receivership.

On September 16, 2019, Sienna Biopharmaceuticals, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The case is being administered under the caption “In re: SIENNA BIOPHARMACEUTICALS, INC.” (the “Chapter 11 Proceeding”). The Company intends to continue to manage and operate its business and assets as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company is party to the Loan and Security Agreement, dated as of June 29, 2018, as amended on January 28, 2019 (the “Loan Agreement”), with Silicon Valley Bank (“SVB”). The filing of the Chapter 11 Proceeding is an “Event of Default” under the Loan Agreement. The occurrence of an Event of Default in connection with a voluntary bankruptcy proceeding under the Loan Agreement automatically triggers the unpaid principal amount of all outstanding loans, all interest accrued and unpaid thereon and certain fees to become immediately due and payable, and SVB may seek relief from the Bankruptcy Court in connection with its rights.

On September 16, 2019, prior to filing the Chapter 11 Proceeding, and as a condition to SVB’s consent to the Company’s use of cash collateral to fund its operations during the Chapter 11 Proceeding, the Company made a payment to SVB in the amount of $21.3 million, which included $20.0 million principal amount plus the 6.5% final payment fee of $1.3 million under the Loan Agreement, and excluded the prepayment fee which SVB agreed to waive. The remaining aggregate principal balance outstanding under the Loan Agreement is $10.0 million.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In anticipation of the Chapter 11 Proceeding, the Company implemented a corporate restructuring (the “Restructuring”) resulting in a reduction in force to reduce operational costs and preserve capital. The Restructuring resulted in an immediate elimination of 7 positions. The Company estimates that it will incur a one-time employee benefits and severance charge of approximately $1.3 million in the third quarter of 2019, in connection with the Restructuring.

On September 11, 2019, the Board of Directors of the Company (the “Board”) approved a management retention plan (the “MRP”) and key employee incentive bonus plan (the “KEIP”). The MRP and the KEIP are designed to retain Frederick Beddingfield, the President and Chief Executive Officer, Alexander Azoy, the Chief Financial Officer, Timothy Andrews, the General Counsel and Corporate Secretary, and Paul Lizzul, the Chief Medical Officer (collectively, the “Executive Officers”) through the completion of the Chapter 11 Proceeding and a potential asset sale and/or exit investment.

The MRP provides for a retention bonus for each of the Executive Officers, the amount of which ranges from 33% to 50% of such officer’s annual compensation. The retention bonuses under the MRP are earned in four installments subject to the officer being employed with the Company on such date: 25% on September 13, 2019; 25% on the 45th day following the date the Company files a bankruptcy petition in a U.S. Bankruptcy Court (the “Petition Date”); 25% on the 90th day following the Petition Date; and 25% on the earlier of the closing of a sale of all or substantially all of the Company’s assets or the effective date of the Chapter 11 plan.

The KEIP provides for a tiered one-time bonus for each of the Executive Officers in the event the Company consummates either (a) the sale of all or substantially all of its assets over a minimum aggregate level of proceeds (an “Asset Sale”) or (b) an exit investment in which a party sponsors a Chapter 11 reorganization and invests over a minimum level of funds in the Company (an “Exit Investment”), and such officer is employed by the Company on such date. The amount of the one-time bonus ranges from 25% to 62.5% of such officer’s annual compensation in the event of an Asset Sale and, in the event of an Exit Investment, the Executive officers are entitled to a one-time bonus equal to 62.5% of such officer’s annual compensation; provided, that in the event of an Asset Sale or Exit Investment with proceeds to the Company greater than a specified level, such officers are eligible to receive a pro-rata portion of 2.5% of the proceeds above such level.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s intent to continue to manage and operate its business and assets as a “debtor-in-possession”.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: orders and decisions of the Bankruptcy Court; the Company’s ability to use the cash collateral to successfully operate its business; the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for substantial additional funding, which may not be available, in order to continue as a going concern; effects of adverse capital market conditions on the Company’s liquidity; any default on the Loan Agreement, which could impact its ability to continue as a going concern; uncertainties inherent in the pharmaceutical drug and medical device development processes, including regulatory approval processes, the timing of regulatory filings; the challenges associated with manufacturing pharmaceutical drug and medical device products; the Company’s ability to successfully protect and defend its intellectual property; and the Company’s ability to consummate a capital raising or other financial or strategic transaction. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 8, 2019, and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENNA BIOPHARMACEUTICALS, INC.

Date: September 17, 2019	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary